Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, LLC Third Quarter 2018 Earnings October 31, 2018

Apollo 3Q'18 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	3Q'18	Per Share	YTD'18	Per Share
• Net Income	$362.7	N/A	$397.2	N/A
• Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$162.4	$0.77	$154.4	$0.70

Non-GAAP Measures & Distribution

($ in millions, except per share data)	3Q'18	Per Share	YTD'18	Per Share
• Economic Net Income ("ENI")[1]	$334.1	$0.83	$321.5	$0.80
• Fee Related Earnings ("FRE")	$197.1	$0.48	$515.6	$1.25
• Distributable Earnings ("DE") After Taxes and Related Payables	$226.0	$0.55	$635.4	$1.54

- Declared 3Q'18 distribution of $0.46 per Class A share and equivalent (payout ratio of 84%)

Assets Under Management

- Total Assets Under Management ("AUM") of $270.2 billion
- Fee-Generating AUM ("FGAUM") of $203.6 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $121.7 billion and Performance Fee-Generating AUM ("PFGAUM") of $61.5 billion
- Dry Powder of $48.2 billion available for investment

Business Drivers

- Inflows: $6.0 billion of capital inflows ($45.9 billion LTM[2])
- Deployment: $2.2 billion invested ($15.9 billion LTM)
- Realizations: $1.7 billion of capital returned to investors ($13.4 billion LTM)
- Performance: Credit Gross Return[3] 1.7% (6.6% LTM)
  Private Equity Fund Appreciation 2.3% (10.4% LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 33 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 20 and 25.

1) Includes $155.6 million ($0.39 per share) and $14.2 million ($0.04 per share) related to an increase in the fair value of Athene for the periods 3Q'18 and YTD'18, respectively.
2) "LTM" refers to the last twelve months ended September 30, 2018.
3) Represents total Credit gross return, excluding assets managed by Athene Asset Management, LLC ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.4% for 3Q'18 and 5.5% for LTM.

APOLLO

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GAAP Consolidated Statements of Operations (Unaudited)

- Net Income was $362.7 million for the quarter ended September 30, 2018; Net Income Attributable to Apollo Global Management, LLC (Class A shares) was $162.4 million for the quarter ended September 30, 2018

($ in thousands, except share data)	3Q'17	2Q'18	3Q'18	YTD'17	YTD'18
Revenues:					
Management fees	$301,443	$341,626	$358,750	$852,291	$987,102
Advisory and transaction fees, net	16,209	15,440	13,154	54,905	42,145
Investment income:					
Performance allocations	336,910	129,085	124,856	809,896	129,776
Principal investment income	47,488	22,175	16,153	102,877	25,334
Total investment income	384,398	151,260	141,009	912,773	155,110
Incentive fees	9,670	14,990	4,818	23,563	23,593
Total Revenues	711,720	523,316	517,731	1,843,532	1,207,950
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	108,853	115,075	112,722	316,011	343,623
Equity-based compensation	24,485	37,784	50,334	70,332	123,643
Profit sharing expense	137,296	70,545	63,059	339,679	121,327
Total Compensation and Benefits	270,634	223,404	226,115	726,022	588,593
Interest expense	13,303	15,162	15,209	39,497	44,168
General, administrative and other	68,149	62,517	70,657	189,918	194,851
Placement fees	5,397	311	746	12,560	1,384
Total Expenses	357,483	301,394	312,727	967,997	828,996
Other Income (Loss):					
Net gains (losses) from investment activities	68,932	(67,505)	155,283	102,936	20,645
Net gains from investment activities of consolidated variable interest entities	845	9,213	13,001	11,085	28,746
Interest income	1,504	4,547	5,411	2,929	13,517
Other income (loss), net	25,387	(5,443)	3,085	44,776	1,888
Total Other Income (Loss)	96,668	(59,188)	176,780	161,726	64,796
Income before income tax provision	450,905	162,734	381,784	1,037,261	443,750
Income tax provision	(16,542)	(18,924)	(19,092)	(54,926)	(46,596)
Net Income	434,363	143,810	362,692	982,335	397,154
Net income attributable to Non-Controlling Interests	(231,411)	(80,200)	(191,171)	(542,507)	(220,285)
Net Income Attributable to Apollo Global Management, LLC	202,952	63,610	171,521	439,828	176,869
Net income attributable to Series A Preferred Shareholders	(4,383)	(4,383)	(4,383)	(9,155)	(13,149)
Net income attributable to Series B Preferred Shareholders	—	(4,569)	(4,781)	—	(9,350)
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$198,569	$54,658	$162,357	$430,673	$154,370
Distributions Declared and Paid per Class A Share	$0.52	$0.38	$0.43	$1.46	$1.47
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$1.00	$0.25	$0.77	$2.19	$0.70
Net Income Available to Class A Share – Diluted	$1.00	$0.25	$0.77	$2.19	$0.70
Weighted Average Number of Class A Shares Outstanding – Basic	192,882,082	200,711,475	200,347,996	190,014,240	199,837,707
Weighted Average Number of Class A Shares Outstanding – Diluted	192,882,082	200,711,475	200,347,996	190,014,240	199,837,707

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GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of September 30, 2018 December 31, 2017 Assets: Cash and cash equivalents $854,574 $751,273 Restricted cash 3,460 3,875 U.S. Treasury securities, at fair value 390,448 364,649 Investments (includes performance allocations of $1,435,233 and $1,828,930 as of September 30, 2018 and December 31, 2017, respectively) 3,415,165 3,559,834 Assets of consolidated variable interest entities 1,301,229 1,328,586 Incentive fees receivable 7,710 43,176 Due from related parties 335,778 262,588 Deferred tax assets 348,588 337,638 Other assets 207,477 231,757 Goodwill 88,852 88,852 Intangible assets, net 18,877 18,842 Total Assets $6,972,158 $6,991,070 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $82,008 $68,873 Accrued compensation and benefits 159,516 62,474 Deferred revenue 182,045 128,146 Due to related parties 412,862 428,013 Profit sharing payable 684,594 752,276 Debt 1,361,024 1,362,402 Liabilities of consolidated variable interest entities 954,259 1,117,721 Other liabilities 142,021 173,369 Total Liabilities 3,978,329 4,093,274 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Series A Preferred shares, 11,000,000 shares issued and outstanding as of September 30, 2018 and December 31, 2017 264,398 264,398 Series B Preferred shares, 12,000,000 and 0 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively 289,815 — Class A shares, no par value, unlimited shares authorized, 201,089,465 and 195,267,669 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding as of September 30, 2018 and December 31, 2017 — — Additional paid in capital 1,350,331 1,579,797 Accumulated deficit (273,535) (379,460) Accumulated other comprehensive loss (3,600) (1,809) Total Apollo Global Management, LLC shareholders’ equity 1,627,409 1,462,926 Non-Controlling Interests in consolidated entities 271,379 140,086 Non-Controlling Interests in Apollo Operating Group 1,095,041 1,294,784 Total Shareholders’ Equity 2,993,829 2,897,796 Total Liabilities and Shareholders’ Equity $6,972,158 $6,991,070 3

Summary of Non-GAAP Measures

($ in thousands, except per share data)	3Q'17	2Q'18	3Q'18	YTD'17	YTD'18
Management Fees	$282,434	$325,864	$339,905	$801,395	$937,972
Advisory and Transaction Fees, Net	16,209	15,580	12,972	54,905	41,546
Performance Fees	346,574	140,859	126,542	833,846	144,437
Principal Investment Income	48,014	22,792	17,738	104,447	27,926
Total Segment Revenues	**693,231**	**505,095**	**497,157**	**1,794,593**	**1,151,881**
Salary, Bonus and Benefits	101,007	104,501	101,533	294,288	312,565
Equity-Based Compensation	17,058	16,033	19,951	51,369	53,342
Profit Sharing Expense	131,445	96,780	86,885	337,721	185,565
Other Expenses	66,325	55,987	64,743	181,094	175,432
Total Segment Expenses	**315,835**	**273,301**	**273,112**	**864,472**	**726,904**
Segment Other Income (Loss) Net of Non-Controlling Interests	80,975	(84,681)	147,652	108,962	(11,062)
Economic Income[1]	**$458,371**	**$147,113**	**$371,697**	**$1,039,083**	**$413,915**
Taxes	(22,356)	(29,690)	(28,451)	(83,125)	(69,877)
Preferred Distributions	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
Economic Net Income	**$431,632**	**$108,471**	**$334,082**	**$946,803**	**$321,539**
Per Share	$1.07	$0.27	$0.83	$2.35	$0.80
Fee Related Earnings	**$162,189**	**$185,671**	**$197,058**	**$437,128**	**$515,628**
Per Share[2]	$0.40	$0.45	$0.48	$1.07	$1.25
Distributable Earnings	**$185,131**	**$241,022**	**$244,902**	**$682,442**	**$692,677**
Taxes and Related Payables[3]	(7,272)	(13,838)	(9,734)	(20,344)	(34,770)
Preferred Distributions	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
Distributable Earnings After Taxes and Related Payables	**$173,476**	**$218,232**	**$226,004**	**$652,943**	**$635,408**
Per Share of Common & Equivalent[2]	$0.42	$0.53	$0.55	$1.59	$1.54
Net Distribution per Share of Common & Equivalent[2]	$0.39	$0.43	$0.46	$1.40	$1.27
Payout Ratio	93%	81%	84%	88%	82%

1) 3Q'17 and YTD'17 includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which were recorded in Other income (loss).
2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 27 for details regarding the shareholder distribution and page 28 for the share reconciliation.
3) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement. DE After Taxes and Related Payables is calculated after current taxes and the impact of the tax receivable agreement ("TRA"). The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported; DE After Taxes and Related Payables would have been $165.3 million and $629.0 million in 3Q'17 and YTD'17, respectively.

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Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$198,569**	**$184,893**	**($62,645)**	**$54,658**	**$162,357**	**$430,673**	**$154,370**
Preferred distributions	4,383	4,383	4,383	8,952	9,164	9,155	22,499
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	1,048	(76)	5,979	8,716	11,340	8,967	26,035
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	230,363	272,104	(57,065)	71,484	179,831	533,540	194,250
GAAP Net Income (Loss)	**$434,363**	**$461,304**	**($109,348)**	**$143,810**	**$362,692**	**$982,335**	**$397,154**
Income tax provision	16,542	271,019	8,580	18,924	19,092	54,926	46,596
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$450,905**	**$732,323**	**($100,768)**	**$162,734**	**$381,784**	**$1,037,261**	**$443,750**
Transaction-related charges and equity-based compensation[1]	8,514	6,707	1,852	(6,905)	1,253	10,789	(3,800)
Gain from remeasurement of tax receivable agreement liability	—	(200,240)	—	—	—	—	—
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(1,048)	76	(5,979)	(8,716)	(11,340)	(8,967)	(26,035)
Economic Income (Loss)	**$458,371**	**$538,866**	**($104,895)**	**$147,113**	**$371,697**	**$1,039,083**	**$413,915**
Income tax provision on Economic Income (Loss)	(22,356)	(44,155)	(11,736)	(29,690)	(28,451)	(83,125)	(69,877)
Preferred distributions	(4,383)	(4,383)	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
Economic Net Income (Loss)	**$431,632**	**$490,328**	**($121,014)**	**$108,471**	**$334,082**	**$946,803**	**$321,539**
Preferred distributions	4,383	4,383	4,383	8,952	9,164	9,155	22,499
Income tax provision on Economic Income (Loss)	22,356	44,155	11,736	29,690	28,451	83,125	69,877
Performance fees[2]	(340,401)	(498,714)	128,239	(135,093)	(119,478)	(821,210)	(126,332)
Profit sharing expense	131,445	171,496	1,900	96,780	86,885	337,721	185,565
Equity-based compensation	17,058	16,505	17,358	16,033	19,951	51,369	53,342
Principal investment (income) loss	(48,014)	(58,504)	12,604	(22,792)	(17,738)	(104,447)	(27,926)
Net (gains) losses from investment activities	(68,529)	7,846	67,137	67,565	(155,262)	(102,620)	(20,560)
Net interest loss	11,509	9,420	9,941	10,336	9,521	35,564	29,798
Other	750	370	615	5,729	1,482	1,668	7,826
Fee Related Earnings	**$162,189**	**$187,285**	**$132,899**	**$185,671**	**$197,058**	**$437,128**	**$515,628**
Realized performance fees[3]	54,802	197,768	122,302	114,474	93,031	433,591	329,807
Realized profit sharing expense[3]	(35,673)	(75,359)	(63,647)	(69,810)	(54,180)	(203,479)	(187,637)
Non-cash management fees	(842)	(842)	(842)	(843)	(842)	(2,527)	(2,527)
Realized principal investment income	10,339	25,809	23,393	19,373	17,787	42,433	60,553
Net interest loss	(11,509)	(9,420)	(9,941)	(10,336)	(9,521)	(35,564)	(29,798)
Depreciation and amortization and other	5,825	2,319	2,589	2,493	1,569	10,860	6,651
Distributable Earnings	**$185,131**	**$327,560**	**$206,753**	**$241,022**	**$244,902**	**$682,442**	**$692,677**
Taxes and related payables	(7,272)	(5,993)	(11,198)	(13,838)	(9,734)	(20,344)	(34,770)
Preferred distributions	(4,383)	(4,383)	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
Distributable Earnings After Taxes and Related Payables	**$173,476**	**$317,184**	**$191,172**	**$218,232**	**$226,004**	**$652,943**	**$635,408**

1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.
2) Excludes performance fees from business development companies.
3) 1Q'18 and YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

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Fee Related Earnings Rollforward • The increase in FRE during 3Q'18 was driven by rising management fees, primarily from Athene as a result of its completion of the reinsurance transaction of the fixed annuity business of Voya Financial, partially offset by increased non-compensation expenses Quarterly Trailing FRE 3Q'18 FRE Bridge ($ in millions) Mgmt Comp Other Fees $3 $6 $197.1 FRE Margin1 $187.3 $185.7 ($9) $14 ($3) Non-Comp Transaction $162.2 Fees $140.5 $132.5 $132.9 54% 54% $105.5 53% 49% • 47% 42% 46% 45% 2015 2016 2Q’17 3Q’17 4Q’17 1Q’18 2Q’18 3Q'18 Quarterly Quarterly Average Average Per 2 Share $0.26 $0.33 $0.34 $0.40 $0.46 $0.32 $0.45 $0.03 NM $0.01 ($0.02) $0.01 $0.48 1) FRE margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees, performance fees from business development companies, as well as other income attributable to FRE). 2) Data has not been presented as it was deemed to be not meaningful. 6

Credit

Commentary

- Economic Income primarily resulting from the appreciation of Athene Holding (NYSE: ATH) and rising Fee Related Earnings
- Credit gross returns[2] of 1.7% and 6.6% for the quarter and LTM, respectively, resulting from positive returns across fund categories, with particular strength in Permanent Capital Vehicles
- Total Credit AUM rose 16% year-over-year to $183 billion and includes approximately $121 billion in Permanent Capital Vehicles
- Diversified capital inflows were generated across fund categories including Drawdown (managed accounts and SCRF), Permanent Capital Vehicles (Athene) and Liquid/Performing (Total Return)
- Capital deployment activity driven by fund investments in European real estate, structured credit and longevity assets, as well as opportunistic investments in the consumer, energy, financials and technology sectors

Business Drivers

	3Q'18	YTD	LTM
Inflows	$4.3bn	$30.9bn	$37.8bn
Deployment[1]	$814mm	$2.9bn	$5.6bn
Realizations	$787mm	$4.6bn	$6.6bn
Performance[2]	1.7%	4.3%	6.6%

Financial Results Summary

($ in thousands)	3Q'17	2Q'18	3Q'18
Management fees	$187,885	$184,587	$196,507
Advisory and transaction fees	4,219	2,284	2,310
Performance fees	36,310	72,446	17,894
Principal Investment Income	8,222	10,888	6,803
Segment Revenues	236,636	270,205	223,514
Compensation and benefits	86,379	108,435	83,039
Other expenses	38,849	33,905	38,766
Segment Expenses	125,228	142,340	121,805
Other Income (Loss)	70,916	(55,133)	109,485
Non-Controlling Interest	(1,751)	(1,364)	(1,187)
Economic Income	**$180,573**	**$71,368**	**$210,007**
Fee Related Earnings	**$115,716**	**$99,697**	**$110,102**

Supplemental Information

$183 billion AUM

($ in billions)

Category	AUM	FG AUM	PFE AUM	PFG AUM[3]	Gross Return[2] 3Q'18	Gross Return[2] YTD'18	Gross Return[2] LTM
Liquid/Performing[4]	$50	$38	$24	$17	1.7%	3.2%	4.7%
Drawdown[5]	$27	$15	$21	$8	1.0%	5.8%	10.8%
Permanent Capital Vehicles							
MidCap, AINV, AFT, AIF	$14	$13	$11	$10	4.4%	11.2%	13.6%
Athene Non-Sub-Advised[6]	$78	$78	—	—			
Athora Non-Sub-Advised[6]	$6	$4	$2	—			
Advisory	$8	—	—	—			
Total Credit	**$183**	**$148**	**$58**	**$35**	**1.7%**	**4.3%**	**6.6%**

1) Reflects capital deployment activity from Drawdown fund strategies and strategic investment accounts ("SIAs") that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory assets. 2) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 3Q'18 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 1.6%, 0.4%, 3.2% and 1.4%, respectively. The YTD net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 2.8%, 4.2%, 7.7% and 3.5%, respectively. The LTM net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 4.2%, 8.5%, 9.0% and 5.5%, respectively. 3) As of September 30, 2018, $4.7 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 4) Liquid/Performing AUM includes $13.2 billion of CLOs, $8.8 billion of which Apollo earns fees based on gross assets and $4.4 billion of which Apollo earns fees based on net equity. 5) Significant Drawdown funds and SIAs had inception-to-date ("ITD") gross and net IRRs of 15.6% and 11.8%, respectively, as of September 30, 2018. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. 6) Athene Non-Sub-Advised and Athora Non Sub-Advised reflects total combined AUM of $107.0 billion less $22.6 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories.

APOLLO

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Private Equity

Commentary

- Economic Income driven by unrealized performance fees primarily from Fund VIII and by investment gains resulting from the appreciation of Athene Holding (NYSE: ATH)
- Private equity fund appreciation during the quarter of 2.3%[1] was primarily driven by publicly traded portfolio company holdings in Fund VIII
- Realization activity primarily driven by the sales of shares of Presidio and PlayAGS, and distributions from Outerwall and Apollo Education
- Deployed $0.4 billion and committed to invest an additional $4.3 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $4.4 billion (excluding co-investments) of which $1.9 billion related to energy asset build-ups expected to be deployed over time

Business Drivers

	3Q'18	YTD	LTM
Inflows	$510mm	$3.9bn	$4.4bn
Deployment	$399mm	$3.3bn	$4.9bn
Realizations	$749mm	$3.1bn	$4.9bn
Performance[1]	2.3%	1.2%	10.4%

Financial Results Summary

($ in thousands)	3Q'17	2Q'18	3Q'18
Management fees	$76,079	$122,812	$123,304
Advisory and transaction fees	10,572	13,294	5,925
Performance fees	308,448	65,869	105,751
Principal Investment Income	39,875	11,105	10,328
Segment Revenues	434,974	213,080	245,308
Compensation and benefits	152,996	96,891	111,935
Other expenses	21,956	15,772	19,791
Segment Expenses	174,952	112,663	131,726
Other Income (Loss)	10,929	(26,392)	39,060
Economic Income	**$270,951**	**$74,025**	**$152,642**
Fee Related Earnings	**$40,574**	**$83,918**	**$77,034**

Supplemental Information

$72 billion AUM



Committed $4bn[2]
Dry Powder $35bn
Invested AUM $34bn
Other $3bn[3]
Co-Investments $7bn[4]

1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. 2) Represents capital committed to investments as of September 30, 2018 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. 4) Represents AUM related to co-investment vehicles.

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Supplemental Private Equity Fund Information[1]

Fund VII

Vintage Year:	2008
Fund Size:	$14.7bn
Total Invested:	$16.2bn
Realized Value:	$30.5bn
Unrealized Value:	$3.2bn
Total Value:	$33.7bn
Escrow Ratio[2]:	93%
Gross / Net IRR:	34% / 25%

$3.2 billion
Unrealized Value
Investment Mix



Public Investments: 53%
EPE 4%
TALO 12%
VST 23%
XELA 6%
Public Debt / Other 8%
Private Investments 47%

Select Private Investments[3]
(in order of size as measured by fair value)

McGraw Hill Education
Aurum
Endemol Shine
Aleris
Pinnacle

Fund VIII

Vintage Year:	2013
Fund Size:	$18.4bn
Committed to Date:	$17.0bn
Total Invested:	$14.7bn
Realized Value:	$5.2bn
Total Value:	$22.3bn
% Committed[4]:	93%
Gross / Net IRR:	23% / 16%

$17.1 billion
Unrealized Value
by Investment Year

Average Life of Investment: 2.5 yrs



Unrealized MOIC: 0.9x
2013-14 $1.3bn
2015 $4.9bn
Unrealized MOIC: 2.3x
Unrealized MOIC: 1.2x
2017-18 $5.2bn
2016 $5.7bn
Unrealized MOIC: 1.4x

Unrealized Value by Sector

Consumer Services	27%
Media/Telecom/Technology	17%
Financial Services	12%
Manufacturing & Industrial	12%
Natural Resources	11%
Leisure	9%
Business Services	8%
Consumer & Retail	3%
Chemicals and Materials	1%

ANRP II

Vintage Year:	2016
Fund Size:	$3.5bn
Committed to Date:	$3.0bn
Total Invested:	$1.8bn
Realized Value:	$799mm
Total Value:	$2.5bn
% Committed[4]:	86%
Gross / Net IRR:	37% / 21%

ANRP II Portfolio



Dry Powder $1.6bn
Realized Value $0.8bn
Unrealized Value $1.7bn

Select Private Investments[3]
(in order of size as measured by fair value)

Double Eagle III
Chisholm
Northwoods Energy
Pegasus
Phoenix Services

PE Portfolio Composition



Private Investments 69%
Public Investments[6] 31%

	Shares Held (mm)
ADT Security Services (ADT)	
Fund VIII	277.6
Caesars Entertainment (CZR)[5]	
Fund VI	45.5
EP Energy (EPE)	
Fund VII and ANRP I	62.6
Excela Technologies (XELA)	
Fund VII	28.6
Norwegian (NCLH)[5]	
Fund VI and Fund VII	15.7
OneMain (OMF)	
Fund VIII	26.5
PlayAGS (AGS)	
Fund VIII	12.2
Presidio (PSDO)	
Fund VIII	44.1
Talos Energy (TALO)	
Fund VII and ANRP I	19.2
Vistra Energy (VST)	
Fund VII and ANRP II	30.0

Note: Refer to the definitions of Vintage Year, Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation. 1) Additional fund performance information is set forth in the investment records on slides 30-32 of this presentation. 2) For Escrow Ratio definition and related information, please refer to footnote 1 on page 16. 3) Investments selected based on non-performance criteria. 4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. 5) Includes shares held by Athene in associated co-investment vehicles. 6) Excludes shares of Athene Holding held by AAA. The table above includes the public portfolio companies of the private equity segment with a fair value greater than $100 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles.

APOLLO

9

Real Assets

Commentary

- Increase in Economic Income driven by higher Fee Related Earnings quarter-over-quarter primarily due to the acquisition of management contracts for India-based funds and transaction fees from our debt managed accounts
- U.S. real estate equity funds combined gross return[1] of 4.6% in the third quarter, contributing to a strong LTM gross return of 11.7% driven by appreciation in office, hotel, industrial and manufactured housing
- Inflows driven by real estate debt managed accounts and real estate equity funds
- Deployment for the quarter driven by the real estate debt managed accounts and the commercial mortgage REIT we manage (NYSE: ARI)
- Realization activity for the quarter driven by the debt managed accounts and ARI

Business Drivers

	3Q'18	YTD	LTM
Inflows	$1.2bn	$3.6bn	$3.7bn
Deployment	$1.0bn	$4.2bn	$5.4bn
Realizations	$213mm	$922mm	$1.9bn
Performance[1]	4.6%	10.5%	11.7%

Financial Results Summary

($ in thousands)	3Q'17	2Q'18	3Q'18
Management fees	$18,470	$18,465	$20,094
Advisory and transaction fees	1,418	2	4,737
Performance fees	1,816	2,544	2,897
Principal Investment Income (Loss)	(83)	799	607
Segment Revenues	21,621	21,810	28,335
Compensation and benefits	10,135	11,988	13,395
Other expenses	5,520	6,310	6,186
Segment Expenses	15,655	18,298	19,581
Other Income (Loss)	881	(1,792)	294
Economic Income	**$6,847**	**$1,720**	**$9,048**
Fee Related Earnings	**$5,899**	**$2,056**	**$9,922**

Supplemental Information

$15 billion AUM



Equity
$4bn
Debt
$11bn

1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 3Q'18, YTD and LTM combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 3.9%, 8.9% and 9.5%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 16.6% and 13.1%, respectively, as of September 30, 2018.

APOLLO

10

Total AUM & Fee-Generating AUM

3Q'18 Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'18	**$183,426**	**$71,731**	**$14,295**	**$269,452**
Inflows	4,290	510	1,163	5,963
Outflows[2]	(4,733)	—	—	(4,733)
Net Flows	(443)	510	1,163	1,230
Realizations	(787)	(749)	(213)	(1,749)
Market Activity	444	665	138	1,247
3Q'18	**$182,640**	**$72,157**	**$15,383**	**$270,180**
QoQ Change	**—%**	**1%**	**8%**	**—%**

3Q'18 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'18	**$147,511**	**$44,449**	**$10,275**	**$202,235**
Inflows	3,766	277	1,175	5,218
Outflows[2]	(3,192)	(528)	(52)	(3,772)
Net Flows	574	(251)	1,123	1,446
Realizations	(307)	(233)	(189)	(729)
Market Activity	548	42	67	657
3Q'18	**$148,326**	**$44,007**	**$11,276**	**$203,609**
QoQ Change	**1%**	**(1%)**	**10%**	**1%**

Total AUM Highlights

Credit	**Inflows:** Liquid/Performing funds ($2.0 billion); Net change in Athene assets ($1.5 billion); and Drawdown funds ($791 million) **Outflows:** Advisory ($2.2 billion); Liquid/Performing ($1.3 billion); and net segment transfers ($1.0 billion) **Realizations:** COF III ($224 million); EPF II ($173 million); and FCI I ($125 million) **Market activity:** Appreciation driven by Liquid/Performing funds ($359 million)
Private Equity	**Inflows:** Net segment transfers ($287 million) **Realizations:** Fund VIII ($628 million) **Market Activity:** Fund VIII ($487 million) and co-investment vehicles ($141 million)
Real Assets	**Inflows:** Net segment transfers ($732 million) and acquisition of management contracts for India-based funds ($261 million) **Realizations:** Real estate debt ($185 million) **Market Activity:** Appreciation driven by real estate debt ($87 million) and real estate equity ($51 million)

Fee-Generating AUM Highlights

Credit	**Inflows:** Net change in Athene assets ($1.5 billion); Liquid/Performing funds ($1.4 billion); and fee-generating deployment ($691 million) **Outflows:** Liquid/ Performing funds ($1.3 billion); net change in fee basis ($864 million) and net segment transfers ($700 million) **Realizations:** EPF II ($179 million) **Market activity:** Appreciation driven by Liquid/Performing funds ($377 million)
Private Equity	**Inflows:** Fee-generating capital deployment ($238 million) **Outflows:** Net change in fee basis ($528 million) **Realizations:** Fund VIII ($214 million)
Real Assets	**Inflows:** Net segment transfers ($661 million); acquisition of management contracts for India-based funds ($310 million) and fee-generating deployment ($114 million) **Realizations:** Real estate debt ($177 million)

LTM Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'17	**$157,925**	**$70,469**	**$13,171**	**$241,565**
Inflows	37,791	4,404	3,746	45,941
Outflows[2]	(9,043)	(190)	(101)	(9,334)
Net Flows	28,748	4,214	3,645	36,607
Realizations	(6,567)	(4,918)	(1,882)	(13,367)
Market Activity	2,534	2,392	449	5,375
3Q'18	**$182,640**	**$72,157**	**$15,383**	**$270,180**
YoY Change	**16%**	**2%**	**17%**	**12%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'17	**$126,907**	**$30,067**	**$9,284**	**$166,258**
Inflows	33,833	24,993	2,801	61,627
Outflows[2]	(10,714)	(10,121)	(106)	(20,941)
Net Flows	23,119	14,872	2,695	40,686
Realizations	(2,991)	(1,001)	(928)	(4,920)
Market Activity	1,291	69	225	1,585
3Q'18	**$148,326**	**$44,007**	**$11,276**	**$203,609**
YoY Change	**17%**	**46%**	**21%**	**22%**

1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2) Included in the 3Q'18 outflows for Total AUM and FGAUM are $1.3 billion and $1.3 billion of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $2.0 billion and $1.9 billion of redemptions, respectively.

APOLLO

11

Performance Fee-Eligible & Performance Fee-Generating AUM

Performance Fee-Eligible AUM

($ in millions)

Segment	3Q'17	2Q'18	3Q'18
Credit	$54,283	$57,429	$58,129
Private Equity	59,995	60,550	60,837
Real Assets	2,479	2,344	2,741
Total	**$116,757**	**$120,323**	**$121,707**

Performance Fee-Generating AUM

($ in millions)

Segment	3Q'17	2Q'18	3Q'18
Credit[1]	$26,634	$30,043	$35,350
Private Equity	25,213	25,371	25,518
Real Assets	803	568	658
Total	**$52,650**	**$55,982**	**$61,526**

3Q'18 Performance Fee-Generating to Performance Fee-Eligible AUM Reconciliation

($ in millions)

	Credit	Private Equity	Real Assets	Total
Performance Fee-Generating AUM	**$35,350**	**$25,518**	**$658**	**$61,526**
+ Uninvested PFE AUM	12,974	33,598	1,439	48,011
+ Invested AUM Not Currently Generating Performance Fees	9,805	1,721	644	12,170
Performance Fee-Eligible AUM	**$58,129**	**$60,837**	**$2,741**	**$121,707**

$122 billion Performance Fee-Eligible AUM



Uninvested Performance Fee-Eligible AUM
$48.0bn
$61.5bn
Currently Generating Performance Fees
$12.2bn
Not Currently Generating Performance Fees

($ in billions)

Category / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Drawdown	$3.6	$2.7	48%
		3.5	< 250bps
Liquid/Performing	5.8	—	250-500bps
		0.4	> 500bps
Athora Non-Sub-Advised	0.4	—	< 250bps
Credit	**9.8**	**6.6**	**22%**
ANRP I	0.5	0.5	13%
Other PE	1.2	0.9	11%
Private Equity	**1.7**	**1.4**	**12%**
Real Assets	**0.7**	**0.5**	**> 250bps**
Total	**$12.2**	**$8.5**	

1) As of September 30, 2018, $4.7 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 2) Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of September 30, 2018. 3) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. 4) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

APOLLO

12

Capital Deployment & Dry Powder

- Capital deployed in drawdown style funds and accounts across Apollo's global integrated investment platform totaled $2.2 billion for the quarter and $10.4 billion for the nine months ended September 30, 2018
- Dry Powder of $48.2 billion at the end of the quarter, including $20.2 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	3Q'18	YTD	LTM
Credit[1]	$814	$2,938	$5,638
Private Equity	399	3,254	4,867
Real Assets	1,034	4,193	5,374
Total	**$2,247**	**$10,385**	**$15,879**

3Q'18 Highlights

Credit	Driven by investments in structured credit, longevity assets, as well as opportunistic investments in the energy, financials, and consumer discretionary sectors
Private Equity	Driven by investments across energy asset platforms and the initial investment activity in Hybrid Value Fund
Real Assets	Driven by real estate debt managed accounts and ARI

Dry Powder Composition

($ in billions)


Private Equity $34.8
Fund VIII $4.1
Other PE $6.0
Real Assets $1.5
$48 billion
Fund IX $24.7
Drawdown $10.5
Credit $11.9
Liquid/ Performing $1.3
Permanent Capital Vehicles $0.2

1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory assets.

APOLLO

13

Segment Balance Sheet Highlights • At September 30, 2018, Apollo had $1.2 billion in cash and cash equivalents and U.S. Treasury securities, $750 million of net performance fees receivable, $1.1 billion of general partner and other investments and a $971 million investment in Athene and AAA, for a total net value of $4.1 billion • Long-term debt of $1.4 billion (with maturities in 2024, 2026 and 2048) and an undrawn $750 million revolving credit facility (expiring in 2023) • Unfunded general partner commitments totaled $1.4 billion at September 30, 2018, of which $692 million related to Fund IX1 • Aggregate share repurchases under previously announced plan totaled $187 million through September 30, 2018 Summary Balance Sheet2 Share Repurchase Activity - 1Q'16 through 3Q'186 Inception to ($ in millions) 3Q'18 ($ and share amounts in millions) Date Cash and cash equivalents $855 Open Market Share Repurchases 2.8 U.S. Treasury securities, at fair value 390 7 Performance fees receivable 1,435 Reduction of Shares Issued to participants 5.2 3 Profit sharing payable (685) Total Shares Purchased 8.0 GP & Other Investments4 1,090 Athene/AAA5 971 Total Capital Used for Share Purchases $187 Total Net Value $4,056 Share Repurchase Plan Authorization8 $250 Debt ($1,361) 9 Unfunded Future Commitments $1,383 Average Price Paid Per Share $23.42 1) Unfunded general partner commitments related to Fund IX are subject to future syndication to Apollo employees. 2) Amounts are presented on an unconsolidated basis. 3) Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 4) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 5) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.2 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene Holding valued at a weighted average of $50.64 per share and 1.6 million shares of AAA valued at NAV. 6) Since 1Q’16, the Company in its discretion has elected to repurchase 1.3 million Class A shares for $39.7 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the February 2016 repurchase plan described in footnote 8 below and accordingly are not reflected in the above share repurchase activity table. 7) Represents a reduction in Class A shares to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”), which the Company refers to as “net share settlement.” 8) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through net share settlement of equity-based awards granted under the Plan. The Company intends to continue the net share settlement program in excess of the $100 million pursuant to the February 2016 repurchase plan. 9) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 14

Net Performance Fee Receivable & Investment Rollforwards • The net performance fee receivable balance decreased modestly quarter-over-quarter, while the investments balance increased as a result of an increase in the fair value of Athene Net Performance Fee Receivable 3Q'18 Net Performance Fee Receivable Investments Trailing 4-Quarters Rollforward Balance Rollforward (Per Share1) Athene +$0.38 Other $4.98 $2.74 ($0.02) Unrealized Mark-To- $4.62 Market Net Realized $2.12 Gains Performance +$0.15 Fees Other $1.83 $1.83 $1.81 ($0.11) ($0.06) 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 2Q'18 3Q'18 In Millions $869 $1,122 $756 $756 $64 ($46) ($24) $750 $1,911 $156 ($6) $2,061 Note: All per share figures calculated using Distributable Earnings Shares Outstanding. 1) Ending per share amounts in the rollforwards may not sum as the starting and ending points are based on the applicable period’s share count. 15

Performance Fees Receivable & Performance Fees Detail

($ in thousands)	As of September 30, 2018	3Q'18			YTD'18		
	Performance Fees Receivable on an Unconsolidated Basis	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Private Equity							
Fund VIII	$793,898	$17,836	$71,328	$89,164	($223,101)	$205,212	($17,889)
Fund VII	71,726 [1]	(37,060)	588	(36,472)	1,195	6,679	7,874
Fund VI	39,675 [1]	27,084	784	27,868	(1,524)	2,441	917
Fund IV and V	— [3]	(263)	—	(263)	688	—	688
ANRP I and II	38,532 [1,3]	15,690	312	16,002	(4,621)	8,113	3,492
AAA / Other[2]	67,933	5,718	3,734	9,452	(175,872)	186,217	10,345
Total Private Equity	$1,011,764	$29,005	$76,746	$105,751	($403,235)	$408,662	$5,427
Total Private Equity, net of profit sharing expense	610,538	20,468	35,193	55,661	(280,519)	233,383	(47,136)
Credit							
Drawdown	$278,551 [3]	($28,127)	$15,493	($12,634)	($25,869)	$73,774	$47,905
Liquid/Performing	18,489	5,747	233	5,980	17,995	10,766	28,761
Permanent Capital Vehicles	98,613	17,484	7,064	24,548	38,338	18,104	56,442
Total Credit	$395,653	($4,896)	$22,790	$17,894	$30,464	$102,644	$133,108
Total Credit, net of profit sharing expense	125,576	(3,487)	10,711	7,224	13,108	46,857	59,965
Real Assets							
U.S. RE Fund I and II	$20,066	$2,581	$185	$2,766	$2,771	$1,448	$4,219
Other[2]	7,081	(243)	374	131	(3,356)	5,039	1,683
Total Real Assets	$27,147	$2,338	$559	$2,897	($585)	$6,487	$5,902
Total Real Assets, net of profit sharing expense	13,856	563	11	574	(962)	3,293	2,331
Total	**$1,434,564**	**$26,447**	**$100,095**	**$126,542**	**($373,356)**	**$517,793**	**$144,437**
Total, net of profit sharing expense	**$749,970** [4]	**$17,544**	**$45,915**	**$63,459**	**($268,373)**	**$283,533**	**$15,160**

1) As of September 30, 2018, the remaining investments and escrow cash of Fund VII, Fund VI and ANRP II were valued at 93%, 90%, and 108% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of September 30, 2018, Fund VII had $128.5 million of gross performance fees, or $73.1 million net of profit sharing, in escrow. As of September 30, 2018, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of September 30, 2018, ANRP II had $18.4 million of gross performance fees, or $11.2 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI and ANRP II, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements.
2) YTD '18 includes realized performance fees of $169.9 million ($123.3 million net of profit sharing expense) from AAA, settled in the form of shares of Athene Holding. Other includes certain SIAs.
3) As of September 30, 2018, certain credit funds and certain private equity funds had $41.1 million and $41.7 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $297.4 million and $247.7 million, respectively, as of September 30, 2018.
4) There was a corresponding profit sharing payable of $684.6 million as of September 30, 2018, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $77.7 million.

APOLLO

16

Permanent Capital Vehicles

- As of September 30, 2018, Apollo had $126.0 billion of AUM across seven Permanent Capital Vehicles
- Apollo generated $555.6 million of fee related revenue from Permanent Capital Vehicles during the twelve months ended September 30, 2018, representing 41% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 45% as of September 30, 2018

Permanent Capital AUM



($ in billions)
$126
$87
$72
45%
47%
47%
22%
$25
10%
$7
2010
2012
2014
2016
3Q'18
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in millions, except where noted)	3Q'18
Athene[1]	$99,008
MidCap	8,423
Athora[1]	8,002
Apollo Commercial Real Estate Finance (ARI)	5,224
Apollo Investment Corp (AINV)/Other[2]	4,503
Apollo Senior Floating Rate Fund (AFT)	426
Apollo Tactical Income Fund (AIF)	385
Total AUM in Permanent Capital Vehicles	**$125,971**

	LTM
Fee Related Revenue from Permanent Capital Vehicles ($ in thousands)	$555,644
% of Total Fee Related Revenue	41%

1) See page 18 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and Athora as of September 30, 2018.
2) Includes $2.0 billion of AUM related to a non-traded business development company.

APOLLO

17

Athene and Athora • Through its subsidiaries, Apollo managed or advised $107.0 billion of combined AUM in accounts owned by or related to Athene and Athora as of September 30, 2018 • Of the total Athene and Athora AUM, $22.6 billion, or 21%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo • During the quarter, $2.1 billion of Athene and Athora AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the twelve months ended September 30, 2018 to $7.2 billion • Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s and Athora’s investment objectives Athene and Athora AUM Sub-Advised AUM by Asset Category $8 ($ in billions) ($ in billions) 3Q'18 Credit $14.7 $5 Liquid/Performing 13.5 Drawdown 1.2 $99 Private Equity $1.1 $66 $60 Real Assets $6.8 Debt 5.7 Equity 1.1 $2 $16 2010 2012 2014 2016 3Q'18 Total $22.6 Athene AUM Athora AUM 18

Appendix

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Total Revenues (GAAP)	**$711,720**	**$928,271**	**$166,903**	**$523,316**	**$517,731**	**$1,843,532**	**$1,207,950**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(19,832)	(22,706)	(18,913)	(20,200)	(23,019)	(53,234)	(62,132)
Adjustments related to consolidated funds and VIEs	1,343	322	1,639	1,979	2,445	4,295	6,063
Total Segment Revenues[1]	**$693,231**	**$905,887**	**$149,629**	**$505,095**	**$497,157**	**$1,794,593**	**$1,151,881**
Total Expenses (GAAP)	**$357,483**	**$392,052**	**$214,875**	**$301,394**	**$312,727**	**$967,997**	**$828,996**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(19,832)	(22,706)	(18,735)	(19,836)	(23,153)	(53,234)	(61,724)
Transaction-related compensation charges	(7,543)	(5,760)	(892)	7,854	(206)	(6,409)	6,756
Reclassification of interest expense[1]	(13,302)	(13,377)	(13,797)	(15,162)	(15,209)	(39,496)	(44,168)
Amortization of transaction-related intangibles	(971)	(943)	(960)	(949)	(1,047)	(4,386)	(2,956)
Total Segment Expenses[1]	**$315,835**	**$349,266**	**$180,491**	**$273,301**	**$273,112**	**$864,472**	**$726,904**
Total Other Income (Loss), net (GAAP)	**$96,668**	**$196,104**	**($52,796)**	**($59,188)**	**$176,780**	**$161,726**	**$64,796**
Reclassification of interest expense[2]	(13,302)	(13,377)	(13,797)	(15,162)	(15,209)	(39,496)	(44,168)
Adjustments related to consolidated funds and VIEs	(640)	893	(6,225)	(8,967)	(12,732)	(10,024)	(27,924)
Gain from remeasurement of tax receivable agreement liability	—	(200,240)	—	—	—	—	—
Total Segment Other Income (Loss)[1]	**$82,726**	**($16,620)**	**($72,818)**	**($83,317)**	**$148,839**	**$112,206**	**($7,296)**

1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income (Loss), refer to slide 21.
2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income.

APOLLO

20

Non-GAAP Measures

- The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Total Segment Revenues:							
Management fees	$282,434	$280,920	$272,203	$325,864	$339,905	$801,395	$937,972
Advisory and transaction fees, net	16,209	62,719	12,994	15,580	12,972	54,905	41,546
Performance fees:							
Unrealized	285,599	300,946	(420,422)	20,619	26,447	387,619	(373,356)
Realized	60,975	202,798	297,458	120,240	100,095	446,227	517,793
Total performance fees	346,574	503,744	(122,964)	140,859	126,542	833,846	144,437
Principal investment income (loss)	48,014	58,504	(12,604)	22,792	17,738	104,447	27,926
Total Segment Revenues	**$693,231**	**$905,887**	**$149,629**	**$505,095**	**$497,157**	**$1,794,593**	**$1,151,881**

- The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Total Segment Expenses:							
Salary, bonus and benefits	$101,007	$99,867	$106,531	$104,501	$101,533	$294,288	$312,565
Equity-based compensation	17,058	16,505	17,358	16,033	19,951	51,369	53,342
Profit sharing expense:							
Unrealized	94,446	94,734	(123,011)	9,125	8,903	131,585	(104,983)
Realized[1]	35,673	75,359	110,270	69,810	54,180	203,479	234,260
Equity-based[2]	1,326	1,403	14,641	17,845	23,802	2,657	56,288
Total Profit Sharing Expense	131,445	171,496	1,900	96,780	86,885	337,721	185,565
Non-compensation expenses:							
General, administrative and other	60,928	60,045	54,375	55,676	63,997	168,534	174,048
Placement fees	5,397	1,353	327	311	746	12,560	1,384
Total Non-Compensation Expenses	66,325	61,398	54,702	55,987	64,743	181,094	175,432
Total Segment Expenses	**$315,835**	**$349,266**	**$180,491**	**$273,301**	**$273,112**	**$864,472**	**$726,904**

- The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Total Segment Other Income (Loss):							
Net gains (losses) from investment activities	$68,529	($7,846)	($67,137)	($67,565)	$155,262	$102,620	$20,560
Net interest loss	(11,509)	(9,420)	(9,941)	(10,336)	(9,521)	(35,564)	(29,798)
Other income (loss), net	25,706	646	4,260	(5,416)	3,098	45,150	1,942
Total Segment Other Income (Loss)	**$82,726**	**($16,620)**	**($72,818)**	**($83,317)**	**$148,839**	**$112,206**	**($7,296)**

1) The Company issues restricted shares or RSUs to settle a portion of the expense of certain equity-based profit sharing arrangements. The fair value of the awards granted in connection with these arrangements was $4.3 million, $2.4 million, $11.8 million, $9.2 million, $3.8 million, $11.5 million and $24.8 million during the periods 3Q'17, 4Q'17, 1Q'18, 2Q'18, 3Q'18, YTD'17 and YTD'18, respectively, and is recognized as equity-based profit sharing expense over a three-year vesting period.
2) Includes $12.4 million, $14.5 million, $19.3 million and $46.2 million of expense related to grants of equity-based awards to certain executives for the periods 1Q'18, 2Q'18, 3Q'18 and YTD'18, respectively. These awards generally vest over three to five years on an accelerated recognition method over the vesting period.

APOLLO

21

Credit

($ in thousands, except where noted)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Management fees	$187,885	$186,108	$183,070	$184,587	$196,507	$516,083	$564,164
Advisory and transaction fees, net	4,219	20,249	2,348	2,284	2,310	10,484	6,942
Performance fees:							
Unrealized	4,179	13,803	27,711	7,649	(4,896)	37,422	30,464
Realized	32,131	76,787	15,057	64,797	22,790	120,186	102,644
Total performance fees	36,310	90,590	42,768	72,446	17,894	157,608	133,108
Principal investment income	8,222	7,157	5,409	10,888	6,803	20,561	23,100
Total Revenues	**236,636**	**304,104**	**233,595**	**270,205**	**223,514**	**704,736**	**727,314**
Salary, bonus and benefits	59,027	58,439	61,074	57,894	57,694	173,153	176,662
Equity-based compensation	9,925	9,198	9,727	8,311	11,525	28,255	29,563
Profit sharing expense:							
Unrealized	2,266	860	15,713	3,052	(1,409)	17,408	17,356
Realized	14,643	26,633	6,602	37,106	12,079	51,168	55,787
Equity-based	518	489	1,791	2,072	3,150	1,387	7,013
Total Profit Sharing Expense	17,427	27,982	24,106	42,230	13,820	69,963	80,156
Non-compensation expenses:							
General, administrative and other	35,709	39,815	33,135	33,626	38,071	99,559	104,832
Placement fees	3,140	1,302	276	279	695	8,828	1,250
Total Non-Compensation Expenses	38,849	41,117	33,411	33,905	38,766	108,387	106,082
Total Expenses	**125,228**	**136,736**	**128,318**	**142,340**	**121,805**	**379,758**	**392,463**
Net gains (losses) from investment activities	60,570	(6,230)	(55,267)	(47,432)	113,188	91,365	10,489
Net interest loss	(5,972)	(4,731)	(4,971)	(5,382)	(4,858)	(18,978)	(15,211)
Other income (loss), net	16,318	149	3,946	(2,319)	1,155	16,888	2,782
Other Income (Loss)	**70,916**	**(10,812)**	**(56,292)**	**(55,133)**	**109,485**	**89,275**	**(1,940)**
Non-Controlling Interest	(1,751)	(1,135)	(1,215)	(1,364)	(1,187)	(3,244)	(3,766)
Economic Income	**$180,573**	**$155,421**	**$47,770**	**$71,368**	**$210,007**	**$411,009**	**$329,145**
Fee Related Earnings	**$115,716**	**$111,211**	**$99,551**	**$99,697**	**$110,102**	**$272,980**	**$309,350**
AUM ($ in millions)	157,925	164,113	165,265	183,426	182,640	157,925	182,640
Fee-Generating AUM ($ in millions)	126,907	130,150	129,484	147,511	148,326	126,907	148,326

APOLLO

22

Private Equity

($ in thousands, except where noted)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Management fees	$76,079	$75,982	$71,160	$122,812	$123,304	$230,752	$317,276
Advisory and transaction fees, net	10,572	42,417	10,598	13,294	5,925	41,646	29,817
Performance fees:							
Unrealized	286,589	290,290	(445,468)	13,228	29,005	351,836	(403,235)
Realized	21,859	120,166	279,275	52,641	76,746	313,817	408,662
Total performance fees	308,448	410,456	(166,193)	65,869	105,751	665,653	5,427
Principal investment income (loss)	39,875	50,425	(17,531)	11,105	10,328	81,951	3,902
Total Revenues	**434,974**	**579,280**	**(101,966)**	**213,080**	**245,308**	**1,020,002**	**356,422**
Salary, bonus and benefits	31,467	29,865	35,021	36,509	33,673	93,230	105,203
Equity-based compensation	6,335	6,382	6,772	6,875	7,905	21,134	21,552
Profit sharing expense:							
Unrealized	96,992	94,951	(137,633)	6,380	8,537	117,025	(122,716)
Realized	17,394	45,786	102,082	31,644	41,553	145,783	175,279
Equity-based	808	914	12,601	15,483	20,267	1,270	48,351
Total Profit Sharing Expense	115,194	141,651	(22,950)	53,507	70,357	264,078	100,914
Non-compensation expenses:							
General, administrative and other	19,699	14,828	15,098	15,740	19,740	53,676	50,578
Placement fees	2,257	51	51	32	51	3,732	134
Total Non-Compensation Expenses	21,956	14,879	15,149	15,772	19,791	57,408	50,712
Total Expenses	**174,952**	**192,777**	**33,992**	**112,663**	**131,726**	**435,850**	**278,381**
Net gains (losses) from investment activities	7,959	(1,603)	(11,877)	(20,137)	42,074	11,255	10,060
Net interest loss	(4,374)	(3,645)	(3,927)	(3,857)	(3,680)	(12,952)	(11,464)
Other income (loss), net	7,344	384	251	(2,398)	666	25,915	(1,481)
Other Income (Loss)	**10,929**	**(4,864)**	**(15,553)**	**(26,392)**	**39,060**	**24,218**	**(2,885)**
Economic Income (Loss)[1]	**$270,951**	**$381,639**	**($151,511)**	**$74,025**	**$152,642**	**$608,370**	**$75,156**
Fee Related Earnings	**$40,574**	**$74,043**	**$31,840**	**$83,918**	**$77,034**	**$147,670**	**$192,792**
AUM ($ in millions)	70,469	72,432	68,949	71,731	72,157	70,469	72,157
Fee-Generating AUM ($ in millions)	30,067	29,792	43,758	44,449	44,007	30,067	44,007

1) YTD'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which was recorded in Other income (loss).

APOLLO

23

Real Assets

($ in thousands, except where noted)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Management fees	$18,470	$18,830	$17,973	$18,465	$20,094	$54,560	$56,532
Advisory and transaction fees, net	1,418	53	48	2	4,737	2,775	4,787
Performance fees:							
Unrealized	(5,169)	(3,147)	(2,665)	(258)	2,338	(1,639)	(585)
Realized	6,985	5,845	3,126	2,802	559	12,224	6,487
Total performance fees	1,816	2,698	461	2,544	2,897	10,585	5,902
Principal investment income (loss)	(83)	922	(482)	799	607	1,935	924
Total Revenues	**21,621**	**22,503**	**18,000**	**21,810**	**28,335**	**69,855**	**68,145**
Salary, bonus and benefits	10,513	11,563	10,436	10,098	10,166	27,905	30,700
Equity-based compensation	798	925	859	847	521	1,980	2,227
Profit sharing expense:							
Unrealized	(4,812)	(1,077)	(1,091)	(307)	1,775	(2,848)	377
Realized	3,636	2,940	1,586	1,060	548	6,528	3,194
Equity-based	—	—	249	290	385	—	924
Total Profit Sharing Expense	(1,176)	1,863	744	1,043	2,708	3,680	4,495
Non-compensation expenses:							
General, administrative and other	5,520	5,402	6,142	6,310	6,186	15,299	18,638
Total Non-Compensation Expenses	5,520	5,402	6,142	6,310	6,186	15,299	18,638
Total Expenses	**15,655**	**19,753**	**18,181**	**18,298**	**19,581**	**48,864**	**56,060**
Net gains (losses) from investment activities	—	(13)	7	4	—	—	11
Net interest loss	(1,163)	(1,044)	(1,043)	(1,097)	(983)	(3,634)	(3,123)
Other income (loss), net	2,044	113	63	(699)	1,277	2,347	641
Other Income (Loss)	**881**	**(944)**	**(973)**	**(1,792)**	**294**	**(1,287)**	**(2,471)**
Economic Income (Loss)	**$6,847**	**$1,806**	**($1,154)**	**$1,720**	**$9,048**	**$19,704**	**$9,614**
Fee Related Earnings	**$5,899**	**$2,031**	**$1,508**	**$2,056**	**$9,922**	**$16,478**	**$13,486**
AUM ($ in millions)	13,171	12,383	13,202	14,295	15,383	13,171	15,383
Fee-Generating AUM ($ in millions)	9,284	9,023	9,225	10,275	11,276	9,284	11,276

APOLLO

24

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

($ in thousands, except share data)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	YTD'17	YTD'18
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$198,569**	**$184,893**	**($62,645)**	**$54,658**	**$162,357**	**$430,673**	**$154,370**
Distributions declared on Class A shares	(100,641)	(75,571)	(133,023)	(76,602)	(86,468)	(279,307)	(296,093)
Distribution on participating securities	(3,265)	(2,403)	(5,384)	(4,153)	(4,150)	(9,419)	(13,687)
Earnings allocable to participating securities	(3,218)	(3,599)	—	—	(3,633)	(5,129)	—
Undistributed income (loss) attributable to Class A shareholders: Basic	$91,445	$103,320	($201,052)	($26,097)	$68,106	$136,818	($155,410)
GAAP weighted average number of Class A shares outstanding: Basic	192,882,082	193,609,614	198,432,603	200,711,475	200,347,996	190,014,240	199,837,707
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	**$1.00**	**$0.92**	**($0.34)**	**$0.25**	**$0.77**	**$2.19**	**$0.70**
Distributed Income	$0.52	$0.39	$0.66	$0.38	$0.43	$1.46	$1.47
Undistributed Income (Loss)	$0.48	$0.53	($1.00)	($0.13)	$0.34	$0.73	($0.77)
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$198,569**	**$184,893**	**($62,645)**	**$54,658**	**$162,357**	**$430,673**	**$154,370**
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders to Income Before Income Tax Provision Differences[1]	252,336	547,430	(38,123)	108,076	219,427	606,588	289,380
Income (Loss) Before Income Tax Provision	**$450,905**	**$732,323**	**($100,768)**	**$162,734**	**$381,784**	**$1,037,261**	**$443,750**
Income (Loss) Before Income Tax Provision to Economic Income (Loss) Differences[1]	7,466	(193,457)	(4,127)	(15,621)	(10,087)	1,822	(29,835)
Economic Income (Loss)	**$458,371**	**$538,866**	**($104,895)**	**$147,113**	**$371,697**	**$1,039,083**	**$413,915**
Income tax provision on Economic Income (Loss)	(22,356)	(44,155)	(11,736)	(29,690)	(28,451)	(83,125)	(69,877)
Preferred distributions	(4,383)	(4,383)	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
Economic Net Income (Loss)	**$431,632**	**$490,328**	**($121,014)**	**$108,471**	**$334,082**	**$946,803**	**$321,539**
Weighted Average Economic Net Income Shares Outstanding[2]	403,015,923	403,097,024	404,854,447	404,253,701	403,996,151	403,034,530	404,364,956
Economic Net Income (Loss) per Share	$1.07	$1.22	($0.30)	$0.27	$0.83	$2.35	$0.80
Economic Net Income (Loss) to Fee Related Earnings Differences[1]	(269,443)	(303,043)	253,913	77,200	(137,024)	(509,675)	194,089
Fee Related Earnings	**$162,189**	**$187,285**	**$132,899**	**$185,671**	**$197,058**	**$437,128**	**$515,628**
Distributable Earnings Shares Outstanding	409,232,208	409,373,371	412,456,787	413,498,890	413,514,496	409,232,208	413,514,496
Fee Related Earnings per Share	$0.40	$0.46	$0.32	$0.45	$0.48	$1.07	$1.25
Fee Related Earnings to Distributable Earnings Differences[1]	22,942	140,275	73,854	55,351	47,844	245,314	177,049
Distributable Earnings	**$185,131**	**$327,560**	**$206,753**	**$241,022**	**$244,902**	**$682,442**	**$692,677**
Taxes and Related Payables	(7,272)	(5,993)	(11,198)	(13,838)	(9,734)	(20,344)	(34,770)
Preferred distributions	(4,383)	(4,383)	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
Distributable Earnings After Taxes and Related Payables	**$173,476**	**$317,184**	**$191,172**	**$218,232**	**$226,004**	**$652,943**	**$635,408**
Distributable Earnings Shares Outstanding[2]	409,232,208	409,373,371	412,456,787	413,498,890	413,514,496	409,232,208	413,514,496
Distributable Earnings per Share of Common & Equivalent	$0.42	$0.77	$0.46	$0.53	$0.55	$1.59	$1.54

1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders, Income (Loss) Before Income Tax (Provision) Benefit, Economic Net Income (Loss), Fee Related Earnings and Distributable Earnings.
2) See page 28 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

APOLLO

25

Walkdown of Non-GAAP Measures

			3Q'18		YTD'18	
			Results	Per Share	Results	Per Share
Economic Net Income	Distributable Earnings After Taxes and Related Payables	Fee Related Earnings				
		Management fees	$339,905		$937,972	
		Advisory and transaction fees, net	12,972		41,546	
		Performance fees[1]	7,064		18,105	
		Salary, bonus and benefits	(101,533)		(312,565)	
		Non-compensation expenses	(64,743)		(175,432)	
		Other income attributable to Fee Related Earnings	4,580		9,768	
		Non-Controlling Interest	(1,187)		(3,766)	
		Fee Related Earnings	**$197,058**	**$0.48**	**$515,628**	**$1.25**
		Realized performance fees[2]	93,031		329,807	
		Realized profit sharing expense[2]	(54,180)		(187,637)	
		Non-cash management fees	(842)		(2,527)	
		Realized principal investment income	17,787		60,553	
		Net interest loss	(9,521)		(29,798)	
		Depreciation and amortization and other	1,569		6,651	
		Taxes and related payables	(9,734)		(34,770)	
		Preferred distributions	(9,164)		(22,499)	
		Distributable Earnings After Taxes and Related Payables	**$226,004**	**$0.55**	**$635,408**	**$1.54**
		Taxes and related payables	9,734		34,770	
		Unrealized performance fees	26,447		(373,356)	
		Unrealized profit sharing expense	(8,903)		104,983	
		Non-cash management fees	842		2,527	
		Non-cash realized performance fees	—		169,881	
		Non-cash realized profit sharing expense	—		(46,623)	
		Unrealized principal investment loss	(49)		(32,627)	
		Unrealized gains from investment activities	155,262		20,560	
		Equity-based compensation	(19,951)		(53,342)	
		Profit sharing expense: Equity-based[3]	(23,802)		(56,288)	
		Depreciation and amortization and other	(3,051)		(14,477)	
		Income tax provision on Economic Income	(28,451)		(69,877)	
		Economic Net Income	**$334,082**	**$0.83**	**$321,539**	**$0.80**

1) Represents performance fees from business development companies.
2) YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3) Includes amortization related to grants of equity-based awards to certain executives.

APOLLO

26

Shareholder Distribution

- Generated $0.55 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.46 per Class A share to holders of record as of November 20, 2018, which is payable on November 30, 2018

($ in thousands, except per share data)	3Q'17	2Q'18	3Q'18	YTD'17	YTD'18
Distributable Earnings	**$185,131**	**$241,022**	**$244,902**	**$682,442**	**$692,677**
Taxes and Related Payables[1]	(7,272)	(13,838)	(9,734)	(20,344)	(34,770)
Preferred Distributions	(4,383)	(8,952)	(9,164)	(9,155)	(22,499)
DE After Taxes and Related Payables	**$173,476**	**$218,232**	**$226,004**	**$652,943**	**$635,408**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	4,706	11,808	7,702	14,091	28,677
DE Before Certain Payables[2]	178,182	230,040	233,706	667,034	664,085
Percent to Common & Equivalents	49%	51%	51%	49%	51%
DE Before Other Payables Attributable to Common & Equivalents	87,078	117,351	119,231	325,981	338,800
Less: Taxes & Related Payables Attributable to Common & Equivalents	(4,706)	(11,808)	(7,702)	(14,091)	(28,677)
DE Attributable to Common & Equivalents	**$82,372**	**$105,543**	**$111,529**	**$311,890**	**$310,123**
Per Share of Common & Equivalent[3]	**$0.42**	**$0.53**	**$0.55**	**$1.59**	**$1.54**
Retained Capital per Share of Common & Equivalent[3,4]	(0.03)	(0.10)	(0.09)	(0.19)	(0.27)
Net Distribution per Share of Common & Equivalent[3]	**$0.39**	**$0.43**	**$0.46**	**$1.40**	**$1.27**
Payout Ratio	93%	81%	84%	88%	82%

1) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's TRA. DE After Taxes and Related Payables is calculated after current taxes and the impact of the TRA. The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported; DE After Taxes and Related Payables would have been $165.3 million and $629.0 million in 3Q'17 and YTD'17, respectively.
2) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's TRA.
3) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 28 for the share reconciliation.
4) Retained capital is withheld pro-rata from common & equivalent holders.

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Share Reconciliation 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 YTD'17 YTD'18 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 192,882,082 193,609,614 198,432,603 200,711,475 200,347,996 190,014,240 199,837,707 Non-GAAP Adjustments: Apollo Operating Group Units 209,522,593 208,827,733 204,576,722 202,559,221 202,552,808 212,224,998 203,222,170 RSUs 210,642 180,636 1,176,450 111,995 155,287 554,881 477,503 Restricted shares 400,606 479,041 668,672 871,010 940,060 240,411 827,576 Weighted-Average Economic Net Income Shares Outstanding 403,015,923 403,097,024 404,854,447 404,253,701 403,996,151 403,034,530 404,364,956 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 Total GAAP Class A Shares Outstanding 193,540,853 195,267,669 201,550,654 201,585,096 201,089,465 Non-GAAP Adjustments: Apollo Operating Group Units 209,239,821 207,739,821 202,559,221 202,559,221 202,549,221 Vested RSUs 326,344 2,802,277 253,700 368,197 228,009 Economic Net Income Shares Outstanding 403,107,018 405,809,767 404,363,575 404,512,514 403,866,695 Unvested RSUs Eligible for Distribution Equivalents 6,125,190 3,563,604 8,093,212 8,986,376 9,647,801 Distributable Earnings Shares Outstanding 409,232,208 409,373,371 412,456,787 413,498,890 413,514,496 28

Unaudited Supplemental Presentation of Statement of Financial Condition

	As of September 30, 2018			
($ in thousands)	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$854,570	$4	$—	$854,574
Restricted cash	3,460	—	—	3,460
U.S. Treasury securities, at fair value	390,448	—	—	390,448
Investments	3,487,760	665	(73,260)	3,415,165
Assets of consolidated variable interest entities	—	1,301,541	(312)	1,301,229
Incentive fees receivable	7,710	—	—	7,710
Due from related parties	345,552	—	(9,774)	335,778
Deferred tax assets	348,588	—	—	348,588
Other assets	208,117	—	(640)	207,477
Goodwill	88,852	—	—	88,852
Intangible assets, net	18,877	—	—	18,877
Total Assets	$5,753,934	$1,302,210	($83,986)	$6,972,158
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$82,008	$—	$—	$82,008
Accrued compensation and benefits	159,516	—	—	159,516
Deferred revenue	182,045	—	—	182,045
Due to related parties	412,862	—	—	412,862
Profit sharing payable	684,594	—	—	684,594
Debt	1,361,024	—	—	1,361,024
Liabilities of consolidated variable interest entities	—	1,001,291	(47,032)	954,259
Other liabilities	142,021	—	—	142,021
Total Liabilities	3,024,070	1,001,291	(47,032)	3,978,329
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Series A Preferred shares	264,398	—	—	264,398
Series B Preferred shares	289,815	—	—	289,815
Additional paid in capital	1,350,331	—	—	1,350,331
Accumulated deficit	(273,535)	8,313	(8,313)	(273,535)
Accumulated other comprehensive income (loss)	(3,402)	(2,092)	1,894	(3,600)
Total Apollo Global Management, LLC shareholders' equity	1,627,607	6,221	(6,419)	1,627,409
Non-Controlling Interests in consolidated entities	7,216	294,698	(30,535)	271,379
Non-Controlling Interests in Apollo Operating Group	1,095,041	—	—	1,095,041
Total Shareholders' Equity	2,729,864	300,919	(36,954)	2,993,829
Total Liabilities and Shareholders' Equity	$5,753,934	$1,302,210	($83,986)	$6,972,158

1) Represents amounts of the total combined segments.

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Investment Records as of September 30, 2018

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund IX	2018	$24,927	$24,729	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]
Fund VIII	2013	21,434	18,377	$14,716	$5,179	$12,034	$17,136	$22,315	23%	16%
Fund VII	2008	5,452	14,677	16,198	30,482	3,254	3,170	33,652	34	25
Fund VI	2006	2,739	10,136	12,457	19,118	2,389	2,124	21,242	12	9
Fund V	2001	297	3,742	5,192	12,711	124	41	12,752	61	44
Funds I, II, III, IV & MIA[3]	Various	14	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[4]		**$54,863**	**$78,981**	**$57,316**	**$84,890**	**$17,801**	**$22,471**	**$107,361**	**39%**	**25%**
ANRP II	2016	3,379	3,454	1,828	799	1,480	1,718	2,517	37	21
ANRP I	2012	845	1,323	1,114	935	648	584	1,519	10	7
AION	2013	695	826	480	258	298	365	623	15	5
Hybrid Value Fund	2018	2,370	2,373	114	—	114	115	115	NM[2]	NM[2]
Total Private Equity[9]		**$62,152**	**$86,957**	**$60,852**	**$86,882**	**$20,341**	**$25,253**	**$112,135**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$1,884	$3,426	$5,045	$4,004	$1,324	$1,210	$5,214	2%	1%
COF II	2008	57	1,583	2,176	3,136	39	47	3,183	14	11
COF I	2008	334	1,485	1,611	4,336	38	64	4,400	30	27
European Principal Finance Funds										
EPF III[5]	2017	4,461	4,561	964	4	959	979	983	NM[2]	NM[2]
EPF II[5]	2012	2,222	3,474	3,521	3,800	1,117	1,414	5,214	17	11
EPF I[5]	2007	253	1,503	1,975	3,307	—	12	3,319	23	17
Structured Credit Funds										
FCI III	2017	2,782	1,906	1,702	550	1,432	1,657	2,207	NM[2]	NM[2]
FCI II	2013	2,437	1,555	2,446	1,223	1,809	1,812	3,035	11	8
FCI I	2012	808	559	1,475	1,352	698	657	2,009	14	11
SCRF IV[12]	2017	2,155	2,230	1,390	363	1,145	1,449	1,812	NM[2]	NM[2]
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Other Drawdown Funds & SIAs[6]	Various	7,138	10,094	10,103	10,041	2,265	2,191	12,232	9	7
Total Credit[10]		**$24,531**	**$33,836**	**$35,225**	**$35,429**	**$10,826**	**$11,492**	**$46,921**		
Real Assets:										
U.S. RE Fund II[7]	2016	$1,065	$975	$562	$345	$413	$462	$807	20%	17%
U.S. RE Fund I[7]	2012	452	652	635	662	240	297	959	15	12
AGRE Debt Fund I[13]	2011	808	2,178	2,181	1,593	845	799	2,392	9	7
CPI Funds[8]	Various	381	4,973	2,570	2,648	259	53	2,701	14	11
Asia RE Fund[7]	2017	620	708	299	204	151	158	362	15	12
Total Real Assets[11]		**$3,326**	**$9,486**	**$6,247**	**$5,452**	**$1,908**	**$1,769**	**$7,221**		

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Investment Records – Notes Note: The Drawdown funds included in the investment record table on page 30 have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table on page 30 have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. 1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. 2) Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such information was deemed not meaningful. 3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. 4) Total IRR is calculated based on total cash flows for all funds presented. 5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.16 as of September 30, 2018. 6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.16 as of September 30, 2018. Additionally, certain SIAs totaling $1.7 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.6 billion of Total Invested Capital through September 30, 2018. 7) U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $156 million, $390 million and $365 million of co-investment commitments raised as of September 30, 2018, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.30 as of September 30, 2018. 8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to September 30, 2018 was (2%). This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. 9) Private equity co-investment vehicles, and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $10.0 billion of aggregate AUM as of September 30, 2018. 10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.5 billion of aggregate AUM as of September 30, 2018. 11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $6.8 billion of aggregate AUM as of September 30, 2018. 12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. 13) The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to September 30, 2018 was 10% and 9%, respectively. 31

Investment Records as of September 30, 2018

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	Net Returns 3Q'18	YTD'18	3Q'17	YTD'17	FY'17
Credit:							
Hedge Funds[1]	Various	$7,036	2%	4%	1%	4%	5%
CLOs[2]	Various	13,221	2	4	1	3	4
SIAs / Other	Various	29,720	1	2	2	6	7
Total		**$49,977**					

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3] 3Q'18	YTD'18	3Q'17	YTD'17	FY'17
Credit:							
MidCap[5]	N/A	$8,423	6%	15%	3%	9%	12%
AIF	2013	385	2	5	2	11	10
AFT	2011	426	—	4	1	1	—
AINV/Other[6]	2004	4,503	—	4	(2)	12	6
Real Assets:							
ARI	2009	5,224	6%	10%	—%	17%	22%
Total		**$18,961**					

Note: The above tables summarize the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo, and Athora Non-Sub-Advised, which refers to that portion of Athora's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of September 30, 2018, unless otherwise noted.

1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd. and Apollo Credit Master Fund Ltd.
2) CLO returns are calculated based on gross return on invested assets, which excludes cash. Included within Total AUM of CLOs is $4.4 billion of AUM related to a standalone, self-managed asset management business established in connection with risk-retention rules, from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. CLO returns exclude performance related to this AUM.
3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
4) An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 4%, 11%, 2%, 6% and 8% for 3Q'18, YTD'18, 3Q'17, YTD'17 and FY'17, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
6) Included within Total AUM of AINV is $2.0 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Net returns exclude performance related to this AUM.

APOLLO

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Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. • “EI” represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, EI excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. We believe the exclusion of the non-cash charges related to the 2007 Reorganization for equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance. EI also excludes impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the “TCJA”). • “ENI” represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. ENI excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates, including impacts related to the TCJA. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from EI and ENI, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions based on additional guidance that may be issued pertaining to the TCJA. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from business development companies and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. • “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and the amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. 33

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 34

Non-GAAP Financial Information & Definitions Cont’d • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. • “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, LLC (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2018 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2018 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. • “Net IRR” of a credit fund represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 35

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September 30, 2018 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene (“ATH”) or Athora Holding Ltd. (“Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Traditional Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 36

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37